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                                Power of Attorney

Each director and officer of the registrant whose signature appears below hereby appoints David A. Hoeller and Kyoo Bok Lee, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendment to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 19, 2003 by the following persons in the capacities indicated.

                                 Signatures
                                 Title


                                 /s/ Jae Kook Choi
                                 -----------------------------------------------
                                 Jae Kook Choi
                                 President and Director (Principal Executive
                                 Officer)


                                 /s/ David A. Hoeller
                                 -----------------------------------------------
                                 David A. Hoeller
                                 Vice  President,  Secretary and Director
                                 (Principal  Financial and  Accounting Officer)


                                 /s/ Robert J. Gammon
                                 -----------------------------------------------
                                 Robert J. Gammon
                                 Director